                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) March 3, 1999

                               Futurebiotics, Inc.
                       ---------------------------------
             (Exact name of registrant as specified in its charter)

      Delaware                     000-24530                   11-3205937
  ----------------------------------------------------------------------------
  (State or other               (Commission                  (IRS Employer
  jurisdiction of                 File Number)             Identification No.)
    formation)

     145 Ricefield Lane, Hauppauge, NY                       11788
     ----------------------------------------------------------------
     (Address of principal executive offices)              (Zip Code)

        Registrant's telephone number, including area code (516) 273-2630


          (Former name or former address, if changes since last report)

Item 5.  Other Events.

         On March 3, 1999, an Asset Purchase Agreement (the "Purchase Agreement") was executed by and among FB Acquisition Corp., a Delaware corporation ("FB Acquisition"), Nutraceutical Corporation, a Delaware corporation ("Nutraceutical"), Futurebiotics, Inc., a Delaware corporation (the "Company") and PDK Labs, Inc., a New York corporation ("PDK"), pursuant to which FB Acquisition agreed to acquire, and the Company agreed to sell (the "Transaction"), substantially all of the Company's assets (the "Assets").

         As consideration for the Assets, FB Acquisition has agreed to pay in cash (i) $3,700,000, (ii) the value of purchased inventory up to a maximum of $1,500,000, and (iii) the net book value of accounts receivable up to a maximum of $725,000. The purchase price is subject to adjustment in the event that the proceeds actually received from collecting the purchased accounts receivable differs from the amount of purchased accounts receivable.

         In connection with the Transaction, the Company anticipates entering into a Transition Service Agreement at the closing of the Transaction (the "Closing") which will require the Company to provide certain services to FB Acquisition on a temporary basis in order to facilitate a smooth transition of the transfer of the Assets to FB Acquisition.

         The Closing of the Transaction is subject to the approval of the Company's stockholders and the satisfaction of other customary conditions. PDK, the Company's majority stockholder, has agreed to vote the shares of the Company's capital stock held thereby in favor of the Transaction. The Company anticipates Closing the Transaction during the second calendar quarter of 1999.

         Following the Closing, the Company shall be restricted from engaging in merchandising, distribution or sale of (i) a broad line of branded nutritional supplements, other than to mass merchandisers, or (ii) any of the Company's proprietary products and/or formulations. As a result, the Company intends to commence a new business by either acquiring a going concern or by acquiring or developing assets which may constitute a new business.

Item 7.  Financial Statements and Exhibits.

         (c) Exhibits.

         (i) Asset Purchase Agreement dated as of March 3, 1999 by and among FB Acquisition Corp., Nutraceutical Corporation, Futurebiotics, Inc. and PDK Labs, Inc.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant's behalf.

                                            FUTUREBIOTICS, INC.

                                       By:  /s/ Reginald Spinello
                                            ----------------------------
                                            Reginald Spinello
                                            Chief Executive Officer

Dated:    March 9, 1999

                                       3